UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.
(Exact name of registrant as specified in its charter)

Delaware Delaware Arizona	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 905-3300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Senior Vice President, Chief Financial Officer

On April 1, 2010, David Mathieson, Senior Vice President and Chief Financial Officer of RSC Holdings Inc. and RSC Equipment, Inc., an indirect wholly-owned operating subsidiary of RSC Holdings Inc., resigned effective immediately. Mr. Mathieson will receive the severance benefits as described in that certain Executive Employment and Noncompetion Agreement, effective January 2, 2008, which was filed as Exhibit 10.1 to our Form 8-K (file no. 001-33485), filed with the Securities and Exchange Commission on December 3, 2007.

Appointment of Interim Chief Financial Officer

On April 1, 2010, Patricia Chiodo, our Vice President, Controller was appointed our interim chief financial officer and assumed the interim duties thereof as our principal financial and accounting officer.

Ms. Chiodo, age 44, has served as Vice President, Controller of the Company since 2005. Ms. Chiodo joined the Company in 2002 as Assistant Controller. Prior to joining the Company, Ms. Chiodo was a partner and Chief Financial Officer for Equipment Remark International, an equipment remarketing company, from 1997 to 2000, Chief Financial Officer for Road Machinery Co., a heavy equipment distributor in Arizona, from 1991 to 1997, and Senior Accountant for Price Waterhouse from 1987 to 1991.

We have previously entered into an Amended and Restated Executive Employment and Noncompetition Agreement with Ms. Chiodo, dated November 26, 2006. We also have entered into our standard form of indemnity agreement with Ms. Chiodo on May 29, 2007. The form of indemnity agreement is filed as Exhibit 10.10 to our Registration Statement on Form S-1 (333-140644), filed with the Securities and Exchange Commission on February 13, 2007, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.

Dated: April 1, 2010	By:	/s/ Kevin J. Groman
Kevin J. Groman Senior Vice President, General Counsel and Corporate Secretary